Exhibit 5.1

June 17, 2026

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee 37421

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively, of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), in connection with the preparation of a Registration Statement on Form S-3ASR (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act, of one or more of the following securities, in amounts and on terms to be determined at the time or times of each such offering: (i) shares of the Company’s preferred stock, par value $.001 per share (the “Preferred Stock”), in one or more series; (ii) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”); (iii) depositary shares, to be represented by depositary receipts representing fractional interests in the Company’s Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Warrants”) to be issued pursuant to one or more warrant agreements (the “Warrant Agreements”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (v) rights to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Rights”) to be issued pursuant to one or more rights agreements (the “Rights Agreements”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vi) units consisting of two or more types of the foregoing securities (the “Units”), to be issued pursuant to one or more unit agreements (the “Unit Agreements”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Units are collectively referred to herein as the “Company Securities.” The Registration Statement also may be used to offer and sell securities to be issued to limited partners of the Operating Partnership in exchange for partnership interests, or to cover the resale of any of the securities described herein by one or more selling security holders.

CBL & Associates Properties, Inc.

June 17, 2026

As counsel for the Company and the Operating Partnership, we are familiar with the Second Amended and Restated Certificate of Incorporation of the Company, as presently in effect (the “Certificate of Incorporation”), the Fifth Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”), the Fifth Amended and Restated Partnership Agreement of the Operating Partnership dated November 1, 2021, as presently in effect (the “Partnership Agreement”), and the Certificates of Incorporation and Bylaws, as presently in effect, of each of CBL Holdings I (the General Partner of the Operating Partnership) and CBL Holdings II (a wholly owned subsidiary of the Company through which the Company holds limited partnership interests in the Operating Partnership). In connection with this opinion, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including without limitation:

(1)
a Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated as of a recent date;
(2)
a Good Standing Certificate with respect to the Operating Partnership issued by the Secretary of State of Delaware dated as of a recent date;
(3)
Good Standing Certificates with respect to each of CBL Holdings I and CBL Holdings II issued by the Secretary of State of Delaware dated as of a recent date;
(4)
the Registration Statement;
(5)
actions previously taken by the Company’s Board of Directors (the “Board”), in accordance with the Delaware Act, the Certificate of Incorporation and the Bylaws (such actions, including any such future actions to be taken by the Board or by the Board of Directors of CBL Holdings I, general partner of the Operating Partnership, pursuant to approval by the Board of the Company as sole shareholder of CBL Holdings I as described herein, being collectively referred to as the “Corporate Proceedings”); and
(6)
certifications of the Corporate Proceedings taken to date by the Company in connection with the authorization of the Registration Statement and the Company Securities by the Secretary of the Company in a certificate dated as of even date herewith (the “Secretary’s Certificate”).;

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company and the Operating Partnership. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Operating Partnership and certificates of public officials, without independent verification of their accuracy.

CBL & Associates Properties, Inc.

June 17, 2026

We have also assumed:

(1)
that the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Securities Act and that the effectiveness thereof will not have been terminated or rescinded;
(2)
that the Registration Statement will comply with all applicable laws at the time the Company Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law);
(3)
that a prospectus supplement and any applicable free writing prospectus documents will have been prepared and filed in accordance with the applicable regulations of the SEC describing the Company Securities offered thereby and will comply with all applicable laws;
(4)
that any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities will have been obtained, and all Company Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and any applicable free writing prospectus;
(5)
that any applicable purchase, underwriting or similar agreement with respect to any Company Securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings of the Company and the Operating Partnership and validly executed in definitive form and delivered by the Company and/or the Operating Partnership and the other parties thereto;
(6)
that upon the issuance of any shares of Common Stock, including any such shares which may be issued upon conversion or exercise of any Company Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation;
(7)
that upon the issuance of any shares of Preferred Stock, including any such shares which may be issued upon conversion or exercise of any Company Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable series of Preferred Stock designated pursuant to the Certificate of Incorporation, will not exceed, respectively, the total number of shares, and the number of shares of such series, of Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation;

CBL & Associates Properties, Inc.

June 17, 2026

(8)
that none of the Company Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article IV of the Certificate of Incorporation or any comparable provision in the certificate of designations creating any series of Preferred Stock;
(9)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a deposit agreement containing customary terms (a “Deposit Agreement”) relating to any Depositary Shares, and each amendment thereof or supplement thereto;
(10)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Warrant Agreement containing customary terms relating to any Warrants, and each amendment thereof or supplement thereto;
(11)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Rights Agreement containing customary terms relating to any Rights, and each amendment thereof or supplement thereto; and
(12)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Unit Agreement containing customary terms relating to any Units, and each amendment thereof or supplement thereto.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.
The Company is a corporation validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.
2.
The Operating Partnership is a limited partnership validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.
3.
With respect to shares of any series of Preferred Stock, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof pursuant to an applicable definitive purchase, underwriting or similar agreement and related matters, including the adoption of a certificate of designations relating to such Preferred Stock and the filing and effectiveness of the certificate of designations with the Delaware Secretary of State as an amendment to the Certificate of Incorporation and (B) certificates representing the shares of such Preferred Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in book entry form, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) by the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein (not less than the par value of the Preferred Stock) or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security approved by the Company’s Board and providing for such conversion or exercise for the consideration provided therein (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

CBL & Associates Properties, Inc.

June 17, 2026

4.
With respect to the shares of Common Stock offered and sold by the Company, when both (A) the Company has completed all Corporate Proceedings required to be taken to approve the issuance and the terms of the offering thereof pursuant to an applicable definitive purchase, underwriting or similar agreement and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in book entry form, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein (not less than the par value of the Common Stock) or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security approved by the Company’s Board and providing for such conversion or exercise for the consideration provided therein (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and nonassessable.
5.
With respect to any shares of Common Stock (i) issued to limited partners of the Operating Partnership in exchange for their partnership interests or (ii) subsequently offered and sold by such limited partners pursuant to the Registration Statement, when the Company and the Operating Partnership have completed all Corporate Proceedings required to approve the issuance of such shares of Common Stock and such shares have been issued in exchange for limited partnership interests in the Operating Partnership in accordance with the terms of the Partnership Agreement, such shares will be validly issued, fully paid and nonassessable.
6.
With respect to any Warrants, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof (including the terms governing issuance of the Company Securities underlying such Warrants) and related matters, (B) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Company’s Board upon payment of the consideration therefor provided for therein, the Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
7.
With respect to any Rights, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters (including the terms governing issuance of the Company Securities underlying such Rights), (B) the Rights Agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company and (C) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate Rights Agreement and the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Company’s Board upon payment of the consideration therefor provided for therein, the Rights will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

CBL & Associates Properties, Inc.

June 17, 2026

8.
With respect to the Depositary Shares, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, the due authorization and issuance to the depositary under the Deposit Agreement of the shares of Preferred Stock underlying the Depositary Shares, (B) the Deposit Agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, and (C) the Depositary Shares and the depositary receipt evidencing the Depositary Shares have been duly executed, registered, sold and delivered at the price and in accordance with the terms set forth in (i) the Registration Statement, (ii) the supplement or supplements to the prospectus included therein, (iii) the Deposit Agreement, and (iv) either (X) pursuant to the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board or (Y) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Company’s Board, and in either case upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing such Depositary Shares.
9.
With respect to any offering of any series of Units, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, to fix and determine the terms of the Units and the Company Securities underlying the Units; (B) the terms of the Units and the Company Securities constituting a part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (C) the applicable Unit Agreement has been duly executed and delivered; (D) either (i) the Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (ii) in the case of Units issued in book entry form, the Units have been entered on the books of the transfer agent and registrar therefor under the names of the nominal owners; and (E) the Company receives the consideration therefore authorized by the Company’s Board, the Units will constitute valid and binding obligations of the Company, enforceable against Company in accordance with their terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, preference, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws); (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, or of any provision requiring the payment of attorneys’ fees, where such indemnification or contribution, or payment of attorneys’ fees, is contrary to law or public policy; and (iv) we express no opinion concerning the creation, validity, attachment, perfection or priority of any lien or security interest.

CBL & Associates Properties, Inc.

June 17, 2026

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the Delaware Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Company Securities. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus included therein within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

Husch Blackwell LLP